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                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                          --------------------

                                FORM 8-K

                             CURRENT REPORT
                     Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  December 17, 2004

                           Novo Networks, Inc.
           (Exact Name of Registrant as Specified in Charter)

          Delaware               000-28579             75-2233445
(State or Other Jurisdiction  (Commission File        (IRS Employer
     of Incorporation)            Number)          Identification No.)

   2311 Cedar Springs Road, Suite 400                 75201
             Dallas, Texas                          (Zip Code)
(Address of Principal Executive Offices)


   Registrant's telephone number, including area code:  (214) 777-4100

                             Not applicable.
      (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written   communications  pursuant  to  Rule  425  under   the
          Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange
          Act (17 CFR 240.14a-12)

[   ]     Pre-commencement  communications  pursuant  to  Rule  14d-2(b)
          under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement  communications  pursuant  to  Rule  13e-4(c)
          under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.   Entry into a Material Definitive Agreement

As previously reported, we, along with the liquidating trust, which was formed on April 3, 2002 (the "Liquidating Trust") for the purpose of collecting, liquidating, and distributing the remaining assets of our former operating subsidiaries that were involved in bankruptcy proceedings (the "Debtor Subsidiaries"), pursuant to Chapter 11 of Title 11 of the United States Code, filed a lawsuit against Qwest, a former customer and vendor, and John L. Higgins, a former employee and consultant, in the Eighth Judicial District Court of Clark County, Nevada, on June 17, 2002. The Debtor Subsidiaries' amended bankruptcy plan (the "Amended Plan") called for certain causes of action to be pursued by the Liquidating Trust against various third parties, including Qwest, in an attempt to marshall sufficient assets to make distributions to creditors. We were a co-proponent of the amended plan and suffered independent damages as a result of Qwest's actions. Accordingly, we and the Liquidating Trust asserted, among other things, the following claims against Qwest: (i) breach of contract, (ii) conversion, (iii) misappropriation of trade secrets, (iv) breach of a confidential relationship, (v) fraud, (vi) breach of the covenant of good faith and fair dealing, (vii) tortious interference with existing and prospective business relations, (viii) aiding and abetting
Mr. Higgins's misconduct, (ix) civil conspiracy, and (x) unjust enrichment (the "Qwest Claims"). The following claims also were asserted against Mr. Higgins: (i) breach of contract, (ii) breach of fiduciary duties, (iii) breach of a confidential relationship,
(iv) fraud, (v) aiding and abetting Qwest's misconduct, (vi) civil conspiracy, and (vii) unjust enrichment (the "Higgins Claims"). In addition to an award of attorneys' fees, we and the Liquidating Trust were seeking such actual, consequential, and punitive damages as might be awarded by a jury or other trier of fact. Qwest filed a motion to stay the litigation and compel arbitration on August 14, 2002. On
March 13, 2003, a hearing was held to determine the proper forum for the various claims. After listening to oral arguments, the district judge granted Qwest's motion. On April 2, 2003, we, along with the Liquidating Trust, filed a petition with the Supreme Court of Nevada, asking it to direct the district judge to reconsider her order. On August 13, 2003, our petition was denied. Accordingly, an arbitrator was appointed on December 30, 2003. He presided over a preliminary hearing on February 4, 2004, and he originally set the matter for a final hearing on July 7, 2004. On April 22, 2004, the arbitrator granted Qwest's request to postpone the matter until September 27, 2004. On September 16, 2004, the arbitrator granted Qwest an additional continuance of the final hearing until November 1, 2004. On October 1, 2004, we entered into settlement discussions with Qwest, and the matter was postponed again pending the outcome of those negotiations.

On October 22, 2004, we, along with the Liquidating Trust, began an effort to document the terms of a settlement with Qwest that culminated in the preparation of a Mutual Settlement and Release Agreement and Covenant Not to Sue (the "Settlement Agreement"), which was signed by us, the Liquidating Trust, and Qwest on December 10, 2004. In exchange for our release of the Qwest Claims and the Higgins Claims, we received a payment from Qwest, on December 17, 2004, in the amount of $1,150,000 (the "Settlement Proceeds"). Immediately upon our receipt of the Settlement Proceeds from Qwest, our release became effective, pursuant to the terms of the Settlement Agreement. As a result of the resolution of our disputes with Qwest, we are in the process of filing stipulated motions to dismiss both the arbitration and the litigation.

Because we funded the costs of prosecuting the Qwest Claims and the Higgins Claims, and because we provided financing and administrative services to the Liquidating Trust and the Debtor Subsidiaries during their bankruptcy proceedings, all of which required repayment, the Settlement Proceeds were paid to us instead of the Liquidating Trust in accordance with the Amended Plan. However, we may still be required to pay certain of the expenses associated with the remaining efforts of the Liquidating Trust.

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                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.



                                        NOVO NETWORKS, INC.


     Date:  December 21, 2004           By:  /s/ Steven W. Caple
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                                            Steven W. Caple
                                            President